As filed with the Securities and Exchange Commission on March 28, 2003

Registration No. 333-__________________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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JANUS CAPITAL GROUP INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1804048 (I.R.S. Employer Identification Number)

100 Fillmore Street, Denver, Colorado 80206
303-691-3905
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Thomas A. Early, Esq.
Vice President And General Counsel
Janus Capital Group Inc.
Denver, Colorado (303) 691-3905
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)
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With Copies to:

Craig M. Wasserman, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019-6150
(212) 403-1000

     Approximate Date of Commencement of Proposed Sale To Public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:☐

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CALCULATION OF REGISTRATION FEE CHART

		Proposed	Proposed
	Amount to be	Maximum	Maximum	Amount of
	Registered	Offering	Aggregate	Registration
Title of Each Class of Securities to be Registered	(1)	Price Per Share	Offering Price(2)	Fee

Common Stock, $0.01 par value	15,328,632	N/A	$ 181,567,646	$14,689

(1)	This registration statement relates to the resale by the selling stockholders named herein of the securities of the Registrant listed above that were issued to the selling stockholders in the merger of a wholly owned subsidiary of Registrant with and into a majority-owned subsidiary of Registrant.

(2)	Determined solely for purposes of calculating the registration fee pursuant to Section 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based on $11.845, the average of the high and low sales prices of Janus Capital Group Inc. common stock reported on The New York Stock Exchange on March 26, 2003.

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     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where such an offer or solicitation would be illegal.

Subject to Completion, Dated March 28, 2003

SHARES OF COMMON STOCK OF

JANUS CAPITAL GROUP INC.

     This prospectus relates to 15,328,632 shares of common stock, par value $0.01 per share, of Janus Capital Group Inc. (the “Company”), which are being offered for sale from time to time by some of our current stockholders who acquired the shares of common stock in connection with the merger of a wholly owned subsidiary of the Company, JCG Merger Sub, LLC, with and into a partially owned subsidiary of the Company, Janus Capital Management LLC (“Janus Capital Management”), with Janus Capital Management surviving.

     We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

     After registration, the selling stockholders may sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The shares of common stock may be sold at the market price at the time of such sale, at prices relating to the market price over a period of time or at prices negotiated with the buyers of such shares.

     Our common stock is traded on the New York Stock Exchange under the symbol “JNS.” On March 26, 2003, the closing price of our common stock on the New York Stock Exchange was $11.88 per share.

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     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2003

FORWARD-LOOKING INFORMATION
WHERE YOU CAN FIND MORE INFORMATION
JANUS CAPITAL GROUP INC.
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEX TO EXHIBITS
EX-5.1 Opinion and Consent of Thomas A. Early
EX-23.1 Consent of Deloitte & Touche LLP
EX-23.2 Consent of PricewaterhouseCoopers LLP

-i-

FORWARD-LOOKING INFORMATION

     Some of the discussion set forth in this document and in the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make other written and oral communications from time to time that contain such statements. Forward-looking statements, including statements as to industry trends, future expectations of the Company and other matters that do not relate strictly to historical facts, are based on certain assumptions by management. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue” and similar expressions or variations, and are based on the beliefs and assumptions of the management of the Company based on information then currently available to management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under “Risk Factors.” The Company cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act that registers the distribution of the shares of common stock. This prospectus is included as a part of that registration statement, which also includes additional information.

     In addition, we file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following location of the Commission.

Public Reference Room
450 Fifth Street, N.W.
Washington, D.C. 20549

     You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

     The Commission also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Commission. The address of that site is http://www.sec.gov.

      You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or incorporated by reference in a later document.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the Commission. They contain important information about the Company and its business.

Company SEC Filings	Period

Current Reports on Form 8-K	Filed on January 31, March 5, and March 14, 2003
Annul Report on Form 10-K	Fiscal year ended December 31, 2002

     This prospectus also incorporates by reference additional documents that we may file with the Commission between the date of this prospectus and before the completion of the offering of the shares of common stock described in this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us, or from the Commission through the Commission’s website at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations
Janus Capital Group Inc.
100 Fillmore Street
Denver, CO 80206
(303) 691-3905
ir@januscapitalgroup.com

     If you request any incorporated documents from us, we will mail them to you by first-class mail, or another equally prompt means, within one business day after we receive your request.

JANUS CAPITAL GROUP INC.

     On January 1, 2003, Janus Capital Corporation merged into Stilwell Financial Inc. (“Stilwell”), its parent company, as part of a multi-step reorganization of the Janus/Berger mutual fund family. In connection with this merger, Stilwell, the surviving entity, changed its name to “Janus Capital Group Inc.”

     Based in Denver, Colorado, we are a diversified, international financial services company that operates through our subsidiaries and affiliates in North America, Europe and Asia, offering a variety of asset management and related financial services to registered investment companies, retail investors, institutions and individuals. Our asset management disciplines include growth equity, core/blend, mathematical quantitative, money market, fixed income and value. Our total assets under management were approximately $192 billion at December 31, 2001, and approximately $138 billion at December 31, 2002. Our average assets under management totaled approximately $214 billion for the year ended December 31, 2001 and approximately $164 billion for the year ended December 31, 2002.

     We were formed on January 23, 1998 under the name “Stilwell Financial Inc.” by Kansas City Southern Industries, Inc., or “KCSI,” as a holding company for the group of businesses and investments that comprised the financial services segment of KCSI, including Janus, Berger Financial Group LLC, Nelson Money Managers Plc, DST Systems, Inc. and other miscellaneous subsidiaries and equity investments. KCSI transferred to Stilwell all of its ownership interests in these entities and certain other financial services related assets, and Stilwell assumed all of KCSI’s liabilities associated with the assets transferred, effective July 1, 1999. On July 12, 2000, KCSI effected the spin-off of Stilwell through a special dividend of Stilwell common stock distributed to KCSI’s common stockholders of record on June 28, 2000. Stilwell entered into various agreements with KCSI to govern some of the limited ongoing relationships between Stilwell and KCSI during a transitional period after the spin-off and to provide for an orderly transition of Stilwell into a separate company.

     Our business is subject to certain risks and uncertainties, many of which may have an adverse effect on the value of an investment in our common stock. For an explanation of the risks associated with such an investment, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission and incorporated by reference into this prospectus.

     Our principal executive offices are located at 100 Fillmore Street, Denver, Colorado 80206. The telephone number is (303) 691-3905.

USE OF PROCEEDS

     All of the shares of common stock being offered under this prospectus from time to time are being sold by the selling stockholders. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

     The selling stockholders acquired the shares of common stock offered by this prospectus from the Company in connection with the merger of a wholly owned subsidiary of the Company, JCG Merger Sub, LLC, with and into a majority owned subsidiary of the Company, Janus Capital Management LLC (“Janus Capital Management”), with Janus Capital Management surviving. As a result of the transaction, each share of Janus Capital Management limited liability company interest held by the selling stockholders converted into 20.1 shares of Company common stock, a substantial portion of which are restricted and vest only over time.

     Our registration of these shares does not necessarily mean that the selling stockholders will sell any or all of the shares of common stock.

     This prospectus covers the offer and sale by each selling stockholder of the number of shares of common stock owned by the selling stockholder set forth below. The following table sets forth (i) the names of each selling stockholder, (ii) the nature of any position, office or other material relationship that the selling stockholder has had with us within the past three years, (iii) the number of shares of common stock beneficially owned as of March 25, 2003 by each selling stockholder, (iv) the number of shares of common stock that may be offered or sold by or on behalf of each selling stockholder hereunder and (v) the amount and (if one percent or more) the percentage of shares of common stock to be owned by each selling stockholder upon the completion of the offering assuming all shares offered by such selling stockholder are sold. Any or all of the shares listed below under the heading “Shares to be Sold” may be offered for sale by or on behalf of the selling stockholder.

	Shares Beneficially Owned			Shares Beneficially Owned
	Prior to		Shares to be	After
Selling Stockholders	the Offering		Sold	the Offering

	Number	Percent		Number	Percent

[To be added by subsequent amendment]

     The shares of common stock are being registered to permit public secondary offering of the shares. The selling stockholders may offer the shares of common stock for resale from time to time. See “Plan of Distribution.”

     We have filed with the Commission a registration statement, of which this prospectus forms a part, with respect to the resale of the shares of common stock from time to time under Rule 415 under the Securities Act.

     Because the selling stockholders may dispose of all or a portion of their shares, we cannot estimate the number of shares that will be held by the selling stockholders upon termination of any such disposition. In addition, the selling stockholders identified above may sell, transfer or otherwise dispose of all or a portion of the shares of common stock that they own in transactions exempt from the registration requirements of the Securities Act, subject to applicable restrictions on transferability imposed by Company policy and the grant agreements pursuant to which the converted Janus Capital Management limited liability company interest were awarded. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

     The shares of common stock may be offered from time to time by the selling stockholders or their donees, pledgees, transferees or other successors in interest for resale by this prospectus in one or more transactions at fixed prices, at market prices at the same time of sale, at varying prices deter mined at the time of sale or at negotiated prices. The selling stockholders may offer their shares of common stock in one or more of the following transactions:

•	to or through dealers or agents;

•	directly by the selling stockholders;

•	in brokerage transactions;

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter markets;

•	in private transactions;

•	for settlement of short sales, or through long sales, options or transactions involving cross or block trades;

•	by pledge to secure debts and other obligations; or

•	a combination of any of the above transactions or by any other legally available means.

     Shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 145 of the Securities Act may be sold under Rule 144 or Rule 145 rather than pursuant to this prospectus.

LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus is being passed upon for us by Thomas A. Early, Esq., Vice President, General Counsel, Chief Corporate Affairs Officer and Secretary of the Company. Mr. Early owns 285,250 shares of our common stock and options to purchase 8,404 shares of our common stock.

EXPERTS

     The financial statements of the Company, its consolidated subsidiaries and its equity method investees, except for its equity method investee DST Systems, Inc., as of December 31, 2002 and for the year then ended, incorporated by reference from the Company’s Form 10-K for the year ended December 31, 2002 in this prospectus, have been audited by Deloitte & Touche LLP as stated in their report (which report expresses an unqualified opinion, based, in part, on the report of other auditors with respect to the Company’s equity method investee DST Systems, Inc., and includes an explanatory paragraph relating to the implementation of Statement of Financial Accounting Standards No. 142 described in Notes 2 and 6), which is also incorporated by reference from such Form 10-K, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements of the Company, its consolidated subsidiaries and its equity method investees, as of December 31, 2001 and for the two years then ended, also incorporated by reference from the Company’s Form 10-K for the year ended December 31, 2002 in this prospectus, have been audited by PricewaterhouseCoopers LLP as stated in their report, which is also incorporated by reference from such Form 10-K, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements of DST Systems, Inc. (the Company’s investment in which is accounted by use of the equity method), incorporated by reference from the Company’s Form 10-K for the year ended December 31, 2002 in this prospectus, have been audited by PricewaterhouseCoopers LLP as stated in their report (which contains an explanatory paragraph relating to the implementation of Statement of Financial Accounting Standards No. 142 and Emerging Issues Task Force Issue No. 01-14 described in Note 2), which is also incorporated by reference from such Form 10-K. Such financial statements of the Company, its consolidated subsidiaries and its equity method investees, and the financial statements of DST Systems, Inc. are incorporated herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. Each of the foregoing firms are independent auditors.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

     The following table sets forth the various costs and expenses payable by the Registrant in connection with the sale of shares of common stock being registered hereby. All amounts set forth below are estimates except the Commission registration fee.

Item	Amount

Commission Registration Fee	$14,689
Printing Fees and Expenses	1,200
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	20,000
Miscellaneous	2,000

Total	$47,889

ITEM 15. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law as amended (“DGCL”) permits us to indemnify any of our directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in our rights) arising by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 also permits us to indemnify any such officer or director against expenses incurred in an action by us or in our right if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to us, in which case court approval must be sought for indemnification. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. This statute provides that it is not exclusive of other indemnification that may be granted by our by-laws, a vote of stockholders or disinterested directors, agreement or otherwise. The statute permits purchase of liability insurance by us on behalf of officers and directors, and we have such insurance.

     Our amended and restated certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, agent, trustee, committee member or representative of us (or is or was serving at our request as a director, officer, employee, agent, trustee, committee member or representative of any other entity, including service with respect to employee benefit plans) shall be indemnified and held harmless by us, to the full extent permitted by Delaware law, as in effect from time to time, against all expense, liability and loss

(including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person acting in such capacity.

     Our amended and restated certificate of incorporation provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, any provision of our amended and restated certificate of incorporation or our amended and restated by-laws, agreement or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

     Our amended and restated certificate of incorporation provides that we will indemnify our directors for monetary damages to us and our stockholders for any breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to our company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. Exhibits

     The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

5.1	Opinion of Thomas A. Early, Esq. regarding the legality of the securities being issued
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Thomas A. Early, Esq. (included in Exhibit 5.1)
24	Power of Attorney (set forth on the signature page of this registration statement)

ITEM 17. Undertakings

     The undersigned Registrant hereby undertakes:

(A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that the undertakings set forth in clauses (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

     (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B)  That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (D)(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 28, 2003.

JANUS CAPITAL GROUP INC

By:/s/ Loren M. Starr Loren M. Starr Chief Financial Officer

POWER OF ATTORNEY

     Each of the undersigned directors and officers of the Registrant hereby severally constitute and appoint Thomas A. Early, Loren M. Starr and Curt R. Foust, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, including any registration statement or post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

* * * * *

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated as of March 28, 2003.

Signature	Title

/s/ Mark B. Whiston Mark B. Whiston	Vice Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Loren M. Starr Loren M. Starr	Vice President and Chief Financial Officer

/s/ Gregory A. Frost Gregory A. Frost	Vice President and Controller (Principal Accounting Officer)

L.H. Rowland	Chairman of the Board and Director

/s/ P.F. Balser P.F. Balser	Director

R.N. Burt	Director

/s/ G.A. Cox G.A. Cox	Director

/s/ J.P. Craig, III J. P. Craig, III	Director

/s/ H.Y Hayes H.Y. Hayes	Director

/s/ S.L. Scheid S.L. Scheid	Director

/s/ R. Skidelsky R. Skidelsky	Director

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Thomas A. Early regarding the legality of the securities being issued
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Thomas A. Early (included in Exhibit 5.1)
24	Power of Attorney (set forth on the signature page of this registration statement)